UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 20, 2024

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California

(Address of Principal Executive Offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On November 20, 2024, Gilead Sciences, Inc. (the “Company”) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee” and, together with the Company, the “Parties”), entered into a Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) to the Indenture between the Parties, dated as of March 30, 2011 (the “Base Indenture”). The Tenth Supplemental Indenture relates to the Company’s issuance of (a) $750,000,000 aggregate principal amount of the Company’s 4.80% Senior Notes due 2029 (the “2029 Notes”), (b) $1,000,000,000 aggregate principal amount of the Company’s 5.10% Senior Notes due 2035 (the “2035 Notes”), (c) $1,000,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2054 (the “2054 Notes”) and (d) $750,000,000 aggregate principal amount of the Company’s 5.60% Senior Notes due 2064 (the “2064 Notes” and, together with the 2029 Notes, the 2035 Notes and the 2054 Notes, the “Notes”). The Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-273745).

The 2029 Notes will pay interest semi-annually at a rate of 4.80% per annum until November 15, 2029. The 2035 Notes will pay interest semi-annually at a rate of 5.10% per annum until June 15, 2035. The 2054 Notes will pay interest semi-annually at a rate of 5.50% per annum until November 15, 2054. The 2064 Notes will pay interest semi-annually at a rate of 5.60% per annum until November 15, 2064.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of indebtedness.

The Base Indenture and the Tenth Supplemental Indenture contain certain restrictions, including a limitation that restricts the Company’s ability and ability of certain of its subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries, and also requires the Company to offer to repurchase the Notes upon certain change of control events.

The Company may redeem some or all of the Notes at any time and from time to time at the applicable redemption prices described in the form of such notes.

For a complete description of the terms and conditions of the Base Indenture, please refer to the Base Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 1, 2011 and incorporated herein by reference. For a complete description of the terms and conditions of the Tenth Supplemental Indenture and the Notes, please refer to the Tenth Supplemental Indenture and the forms of each series of Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.2, 4.3, 4.4, 4.5 and 4.6, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Information.

Underwriting Agreement

On November 13, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and BofA Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto, relating to the issuance and sale by the Company of the Notes.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above-mentioned offering was made pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-273745). Opinion of counsel for the Company is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 13, 2024, among the Company and Barclays Capital Inc. and BofA Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto.
4.1	Indenture, dated as of March 30, 2011, between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 1, 2011).
4.2	Tenth Supplemental Indenture, dated as of November 20, 2024, between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee
4.3	Form of 2029 Note (included in Exhibit 4.2 above)
4.4	Form of 2035 Note (included in Exhibit 4.2 above)
4.5	Form of 2054 Note (included in Exhibit 4.2 above)
4.6	Form of 2064 Note (included in Exhibit 4.2 above)
5.1	Opinion of Davis Polk & Wardwell LLP regarding the validity of the Notes
23.1	Consent of Davis Polk & Wardwell LLP (included as part of Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

By:	/s/ Andrew D. Dickinson
	Name:	Andrew D. Dickinson
	Title:	Chief Financial Officer

Dated: November 20, 2024